                                                                      EXHIBIT 21

                                  CALTON, INC.
                          SUBSIDIARY AND AFFILIATE LIST


                  Company                                             State of Incorporation
--------------------------------------------------------------------------------------------

Active Wholly-owned Subsidiaries:
---------------------------------
     eCalton.com, Inc. (f/k/a Calton Homes of Florida, Inc.)                  Florida
     PrivilegeONE Networks, LLC (as of May 10, 2001)                          Delaware
     Homes by Calton, LLC (as of July 10, 2003)                               Florida


Inactive Subsidiaries:
----------------------
     Calton Acquisition Corp.                                                 Delaware
     Calton Homes of California, Inc.                                         California
     Talcon Title Agency, L.P. (Partnership)                                  New Jersey


Inactive Subsidiaries Presently Being Dissolved:
------------------------------------------------
     Calton Manzanita Corporation (conditional dissolution 12/4/02)           California
     Calton Homes of Pennsylvania, Inc.                                       Pennsylvania
     Calton Homes of Pennsylvania at Pennway, Inc.                            Pennsylvania


Dissolved
---------

     See Attached





Jan. 12, 2004

                                  CALTON, INC.


     LIST OF DISSOLVED COMPANIES

                                                             Date of
Company                                 Incorporation        Dissolution
------------------------------------------------------------------------

Calton General, Inc.                     New Jersey          March 11, 2003
Calton Homes Finance II, Inc.            New Jersey          March 11, 2003
      (finance company)
Calton Lindenwood Corporation            California          March 27, 2003

Calton Manzanita Corporation             California          Dec. 4, 2002  *
Calton California Equity Corporation     California          April 23, 2002
Calton Tamarack Corporation              California          March 21, 2002

Calton Capital, Inc.                     New Jersey          Sept. 10, 2001
Calton Homes Finance, Inc.               New Jersey          Sept. 10, 2001
Haddon Group of Virginia, Inc.           New Jersey          Sept. 10, 2001

Calton Homes of Chicago                  Illinois            March 28, 2000

Calton Capital II, Inc.                                      Jan. 12, 1998
Calton Funding, Inc.                                         Jan. 12, 1998
Calcap Commercial Management, Inc.                           Jan. 12, 1998
Talcon Assignment, Inc.                                      Jan. 12, 1998



Other:
------

Calton Homes, Inc.                       New Jersey          Sold to Centex
                                                               12/31/98






Jan. 12, 2004